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                                                                      EXHIBIT 21
                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

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                                                                  State or Other Jurisdiction
Name of Company                                                        of Incorporation
---------------                                                   ---------------------------
Medsep Corporation                                                       Delaware
Pall Aeropower Corporation                                               Delaware
Pall Biomedical, Inc.                                                    Delaware
Pall International Corporation                                           Delaware
Pall Puerto Rico, Inc.                                                   Delaware
Russell Associates Inc.                                                  Delaware

Rochem Separations                                                       California
Pall Filtron Corporation                                                 Massachusetts
Gelman Sciences, Inc.                                                    Michigan
Pall Technologies S.A. (e)                                               Argentina
Pall (Canada) Limited                                                    Canada
Pall BVBA (e)                                                            Belgium
Pall Europe Limited                                                      England
Pall Deutschland GmbH Holding                                            Germany
Pall GmbH (a)                                                            Germany
Pall Rochem GmbH (a)                                                     Germany
Vertriebs Membranfilter GmbH (d)                                         Germany
Pall Italia S.R.L.                                                       Italy
Gelman Ireland Ltd.                                                      Ireland
Pall France S.A.                                                         France
Pall Netherlands B.V.                                                    The Netherlands
Romaco B.V. (d)                                                          The Netherlands
Pall Norge AS                                                            Norway
Pall (Schweiz) A.G.                                                      Switzerland
Argentaurum A.G.                                                         Switzerland
Pall Austria Filter Ges.m.b.H.                                           Austria
Pall Espana S.A.                                                         Spain
Pall Filtron AB (c)                                                      Sweden
Pall Filtron Technology B.V. (c)                                         The Netherlands
Pall Poland Limited (a)                                                  Poland
Nihon Pall Ltd.                                                          Japan
Pall Filtration Pte. Ltd.                                                Singapore
Pall Korea Limited                                                       South Korea
Pall Filter (Beijing) Co., Ltd.                                          China
Pall Asia International Ltd.                                             Hong Kong
Gelman Sciences Ltd. (b)                                                 Australia
Pall Export Sales Corporation, Limited                                   Jamaica
Pall South Africa (Pty) Ltd. (e)                                         South Africa

   (a) 100% owned by Pall Deutschland GmbH Holding.
   (b) 100% owned by Gelman Sciences Inc., Michigan
   (c) 100% owned by Pall Filtron Corporation.
   (d) 100% owned by Argentaurum BV
   (e) 100% owned by Pall Netherlands BV

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1999, 1998 and 1997, or, in the case of corporations organized since July 31, 1996, from the date of incorporation. The list does not include inactive subsidiaries.